EXHIBIT 99.1

Gladstone Investment Announces Cash Distributions for July, August, and September 2017 and First Fiscal Quarter Earnings Release and Conference Call Dates

MCLEAN, Va., July 11, 2017 (GLOBE NEWSWIRE) -- Gladstone Investment Corporation (NASDAQ:GAIN) (the “Company”) announced today that its board of directors declared the following monthly cash distributions and also announced its plan to report earnings for the first fiscal quarter ended June 30, 2017.

Common Stock: $0.064 per share of common stock for each of July, August, and September 2017, payable per the table below.  The Company has paid 144 consecutive monthly cash distributions on its common stock.

Ex-Dividend Date	Record Date	Payment Date	Cash Distribution
July 19	July 21	July 31	$0.064
August 17	August 21	August 31	$0.064
September 18	September 20	September 29	$0.064
Total for the Quarter:			$0.192

Series B Term Preferred Stock: $0.140625 per share of the Company’s 6.75% Series B Cumulative Term Preferred Stock (“Series B Term Preferred Stock”) for each of July, August, and September 2017, payable per the table below. The Series B Term Preferred Stock trades on the NASDAQ under the symbol “GAINO.”

Ex-Dividend Date	Record Date	Payment Date	Cash Distribution
July 19	July 21	July 31	$0.140625
August 17	August 21	August 31	$0.140625
September 18	September 20	September 29	$0.140625
Total for the Quarter:			$0.421875

Series C Term Preferred Stock: $0.135417 per share of the Company’s 6.50% Series C Cumulative Term Preferred Stock (“Series C Term Preferred Stock”) for each of July, August, and September 2017, payable per the table below. The Series C Term Preferred Stock trades on the NASDAQ under the symbol “GAINN.”

Ex-Dividend Date	Record Date	Payment Date	Cash Distribution
July 19	July 21	July 31	$0.135417
August 17	August 21	August 31	$0.135417
September 18	September 20	September 29	$0.135417
Total for the Quarter:			$0.406251

Series D Term Preferred Stock: $0.13020833 per share of the Company’s 6.25% Series D Cumulative Term Preferred Stock (“Series D Term Preferred Stock”) for each of July, August, and September 2017, payable per the table below. The Series D Term Preferred Stock trades on the NASDAQ under the symbol “GAINM.”

Ex-Dividend Date	Record Date	Payment Date	Cash Distribution
July 19	July 21	July 31	$0.13020833
August 17	August 21	August 31	$0.13020833
September 18	September 20	September 29	$0.13020833
Total for the Quarter:			$0.39062499

The Company offers a dividend reinvestment plan (the “DRIP”) to its common stockholders. For more information regarding the DRIP, please visit www.gladstoneinvestment.com.

Earnings Announcement:

The Company also announced today that it plans to report earnings after the stock market closes on Tuesday, August 1, 2017, for the first quarter ended June 30, 2017. The Company will hold a conference call on Wednesday, August 2, 2017 at 8:30 a.m. EDT to discuss its earnings results.  Please call (855) 376-7516 to enter the conference call.  An operator will monitor the call and set a queue for questions.

A conference call replay will be available beginning one hour after the call and will be accessible through September 2, 2017.  To hear the replay, please dial (855) 859-2056 and use playback conference number 54415702.

The live audio broadcast of the Company’s conference call will be available online at www.gladstoneinvestment.com. The event will also be archived and available for replay on the Company’s website through October 2, 2017.

Gladstone Investment Corporation is a publicly traded business development company that seeks to make debt and equity investments in lower middle market businesses in the United States in connection with acquisitions, changes in control and recapitalizations. Information on the business activities of all the Gladstone funds can be found at www.gladstonecompanies.com.

For Investor Relations inquiries related to any of the monthly dividend paying Gladstone funds, please visit www.gladstone.com.

For further information: Gladstone Investment Corporation, +1-703-287-5893